UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

TRANS WORLD CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-25244	13-3738518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Fifth Avenue, Suite 940
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 983-3355

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.02.    Termination of a Material Definitive Agreement.

The information provided in Item 2.01 of this Report is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement (defined below in Item 2.01 of this Report).

On April 30, 2018, in connection with the completion of the Merger described in Item 2.01 of this Report, the following agreements to which Trans World Corporation, a Nevada corporation (the “Company”), was a party prior to the consummation of the Merger were terminated:

(1)All Company Stock Awards (as such term is defined in the Merger Agreement) outstanding immediately prior to the effective time of the Merger (the “Effective Time”)  were terminated or cancelled in exchange for the right to receive the consideration to which such Company Stock Awards were entitled, if any, pursuant to the terms of the Merger Agreement.

(2)All Company Stock Plans (as defined in the Merger Agreement) were terminated.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On April 30, 2018, the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 2, 2018, by and among the Company, FEC Overseas Investment (UK) Limited, a limited company formed under the laws of the United Kingdom (the “Parent”), FEC Investment (US) Limited, a Nevada corporation and wholly-owned subsidiary of Parent (the “Purchaser”), and, solely for the limited purposes set forth therein, Far East Consortium International Limited (“FEC”), including the merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”), were consummated.

At the Effective Time, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (except those shares: (i) held by any of the Company’s shareholders who are entitled to, and who properly demand, appraisal rights and comply with the requirements of Section 92A.300-500 of the Nevada Revised Statutes,  or (ii) owned by the Company, Parent or Purchaser and/or any of their respective subsidiaries), were canceled and converted automatically into the right to receive $4.1886 per share, without interest and less any required withholding taxes.

At the Effective Time, each then-outstanding and unexercised option, warrant, Company Stock Award or other similar Right to purchase Company Common Stock outstanding immediately prior to the Effective Time, including but not limited to any such Company Stock Awards with an exercise price per share that was less than $4.1886 (excluding any “Restricted Stock” or “Deferred Stock” collectively, “Exercisable In-The-Money Options”) were terminated in exchange for the right to receive, without interest and subject to any withholding taxes, a cash amount equal to the product of (i) the number of shares of Company Common Stock issuable upon exercise of such Exercisable In-The-Money Options multiplied by (ii)  the amount by which $4.1886 exceeded the per share exercise price of such Exercisable In-The-Money Option. Each Company Stock Award outstanding immediately prior to the Effective Time that constituted a share of Restricted Stock or a share of Deferred Stock that was subject to vesting or other lapse restrictions (i) automatically vested and became free of such restrictions immediately prior to the Effective Time, (ii) were automatically cancelled and retired, and (iii) were automatically converted into the right to receive $4.1886 per share of Restricted or Deferred Stock, without interest and subject to any withholding taxes.

At the Effective Time, each issued and outstanding share of common stock of the Purchaser was automatically converted into one fully paid and non-assessable share of common stock, $0.001 par value, of the Surviving Corporation, so that immediately after the Effective Time, Parent became the holder of all of the issued and outstanding shares of the Surviving Corporation.

The aggregate value of the consideration paid to former holders of Company common stock and Company Stock Awards, Restricted Stock and Deferred Stock described above in connection with the Merger was approximately $42.0 million, minus the Company Expenses which were approximately $944,864.02 (as defined in the Merger Agreement).

The foregoing description of the Merger and the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement was filed with the Securities Exchange Commission on March 8, 2018 as Exhibit 2.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been incorporated by reference as an exhibit to this Report to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, FEC, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company’s definitive Schedule 14C Information Statement filed with the Securities and Exchange Commission on March 29, 2018, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, because the Company will no longer comply with the listing requirements of the OTCQB, and the OTCQB will cease to list the Company’s common stock for trading.

Item 3.03.    Material Modification to Rights of Security Holders.

The information provided in Items 1.02, 2.01 and 3.01 of this Report is incorporated herein by reference.

Item 5.01.    Changes in Control of Registrant.

The information provided in Item 2.01, 3.03, and 5.02 of this Report is incorporated herein by reference.  The aggregate consideration paid by Parent in the Merger for all of the outstanding equity interests of the Company was $42.0 million, minus the Company Expenses (as defined and more thoroughly described in the Merger Agreement).  The source of funds for the cash consideration paid by Parent under the Merger Agreement was readily available funds.  Upon the Effective Time, the Merger constituted a change of control of the Company, resulting in the Company becoming a wholly owned subsidiary of Parent.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As of the Effective Time, the following members of the Company’s board of directors resigned from the board: Timothy G. Ewing; Max W. Batzer; Michael B. Brodsky; Patrick J. Bennett; and David E. Goldberg.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company following the Merger. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As noted in the Company’s Schedule 14C Information Statement filed with the Securities and Exchange Commission on March 29, 2018, the Merger Agreement was approved on March 2, 2018 by the written consent of: (i) LIM III – Trust A-4, MBM-Trust A-4, Milfam II L.P., LIMFAM LLC, Milfam LLC and Lloyd I. Miller,

IRA, (ii) Value Partners, Ltd. and (iii) Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., being stockholders of the Company whose collective ownership on such date represented approximately 88% of the outstanding shares of Company Common Stock, and whose collective ownership was sufficient to satisfy the Requisite Vote, approving the transactions contemplated by the Merger Agreement. No other stockholders were asked to vote on the Merger.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description	Method of Filing

2.1

Agreement and Plan of Merger, dated March 2, 2018, by and among Trans World Corporation, FEC Overseas Investment (UK) Limited, and FEC Investment (US) Limited (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Trans World Corporation on March 8, 2018).[1]

Incorporated by reference to Exhibit 2.1 contained in the Form 8-K filed on March 8, 2018 (File No. 0-25244).
10.32	Articles of Merger	Filed herewith.

1  The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS WORLD CORPORATION

Dated: April 30, 2018	By:	/s/ Rami S. Ramadan
Name: Rami S. Ramadan
Title: President and Chief Executive Officer